Exhibit 16.1


                  [Letterhead of Silverman Olson
                     Thorvilson & Kaufman LTD]




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of HealthWatch, Inc. dated June 25, 1999.


Sincerely yours


/s/ Silverman Olson Thorvilson & Kaufman LTD
Silverman Olson Thorvilson & Kaufman LTD
Minneapolis, Minnesota

June 28, 1999